UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

+

Online Go to www.envisionreports.com/IPG or scan the QR code – login details are located in the shaded bar below.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on Thursday, May 25, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Annual Report and 2023 Proxy Statement to stockholders are available at:

Easy Online Access — View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/IPG
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 15, 2023 to facilitate timely delivery.

⬛	2 N O T	C O Y	+
03SLQC

The 2023 Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (Interpublic) will be held on Thursday, May 25, 2023 at 9:30 A.M., Eastern Time, virtually via the internet at www.meetnow.global/M7ALS2V. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board recommends that you vote FOR the election of each of the nominees for Director, FOR Proposals 2 and 3, 1 YEAR on Proposal 4, and AGAINST Proposal 5.

1.	Election of Directors: Jocelyn Carter-Miller, Mary J. Steele Guilfoile, Dawn Hudson, Philippe Krakowsky, Jonathan F. Miller, Patrick Q. Moore, Linda S. Sanford, David M. Thomas, E. Lee Wyatt Jr.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Interpublic’s independent registered public accounting firm for the year 2023.

3.	Advisory vote to approve named executive officer compensation.

4.	Advisory vote on the frequency of the advisory vote on named executive officer compensation.

5.	Stockholder proposal entitled “Independent Board Chairman”.

The Board of Directors has fixed the close of business on March 31, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

The following Proxy Materials are available for you to review online:

•	lnterpublic’s 2023 Proxy Statement (including all attachments thereto);
•	lnterpublic’s Annual Report for the year ended December 31, 2022 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendment to the foregoing materials that are required to be furnished to stockholders.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
è	Internet – Go to www.envisionreports.com/IPG. Click Cast Your Vote or Request Materials.
è	Phone – Call us free of charge at 1-866-641-4276.
è

Email – Send an email to investorvote@computershare.com with “Proxy Materials The Interpublic Group of Companies, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 15, 2023.